                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14a INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           DAWSON GEOPHYSICAL COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                           DAWSON GEOPHYSICAL COMPANY
                            508 West Wall, Suite 800
                              Midland, Texas 79701
                                  915-684-3000


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held January 12, 1999



TO THE STOCKHOLDERS:

         Notice is hereby given that the Annual Meeting of the Stockholders of Dawson Geophysical Company will be held at the Petroleum Club of Midland, 501 West Wall, Midland, Texas 79701 at 10:00 a.m. on January 12, 1999 for the following purposes:

         1.   Electing Directors of the Company;

         2. Considering and voting upon the proposal to approve the Dawson Geophysical Company 2000 Incentive Stock Plan;

         3. Considering and voting upon a proposal to appoint KPMG Peat Marwick LLP as independent public accountants of the Company for the fiscal year ending September 30, 1999; and

         4. Considering all other matters as may properly come before the meeting.

         The Board of Directors has fixed the close of business on November 13, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.

         DATED this 13th day of November, 1998.


                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    Paula W. Henry, Secretary





                                   IMPORTANT

         Whether or not you expect to attend the meeting, you are urged to execute the accompanying proxy card, which requires no postage, and return it promptly. Any stockholder granting a proxy may revoke same at any time prior to its exercise. Also, whether or not you grant a proxy, you may vote in person if you attend the meeting.

                           DAWSON GEOPHYSICAL COMPANY
                            508 WEST WALL, SUITE 800
                              MIDLAND, TEXAS 79701

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD TUESDAY, JANUARY 12, 1999

                              SOLICITATION OF PROXY

      The accompanying proxy is solicited on behalf of the Board of Directors of Dawson Geophysical Company (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Tuesday, January 12, 1999, and at any adjournment or adjournments thereof. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegraph by officers, directors and other employees of the Company, who will not receive additional compensation for such services. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material. The Company will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement on or about December 4, 1998.

      Any stockholder giving a proxy has the power to revoke the same at any time prior to its exercise by executing a subsequent proxy or by written notice to the Secretary of the Company or by attending the meeting and withdrawing the proxy.

                               PURPOSE OF MEETING

      As stated in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the annual meeting are as follows:

             1.   Electing Directors of the Company;

             2. Considering and voting upon a proposal to approve the Dawson Geophysical Company 2000 Incentive Stock Plan;

             3. Considering and voting upon a proposal to appoint KPMG Peat Marwick LLP as independent public accountants of the Company for the fiscal year ending September 30, 1999; and

             4. Considering all other matters as may properly come before the meeting.

                                  VOTING RIGHTS

      The voting securities of the Company consist solely of common stock, par value $0.33 1/3 per share ("Common Stock").

      The record date for stockholders entitled to notice of and to vote at the meeting is the close of business on November 13, 1998, at which time the Company had outstanding and entitled to vote at the meeting 5,361,000 shares of Common Stock. Stockholders are entitled to one vote, in person or by proxy, for each share of Common Stock held in their name on the record date.

      Stockholders representing a majority of the Common Stock outstanding and entitled to vote must be present or represented by proxy to constitute a quorum.

      The election of directors will require the affirmative vote of a majority of the Common Stock present or represented by proxy at the meeting and entitled to vote thereon. Cumulative voting for directors is not authorized. The affirmative vote of a majority of the Common Stock present or represented by proxy at the meeting and entitled to vote thereon is required to approve the Dawson Geophysical Company 2000 Incentive Stock Plan.

                              ELECTION OF DIRECTORS

      At the Annual Meeting to be held on January 12, 1999, six persons are to be elected to serve on the Board of Directors for a term of one year and until their successors are duly elected and qualified. All of the current Directors have announced that they will be available for election to the Board of Directors. The Company's nominees for the six directorships are:

                  Calvin J. Clements              Matthew P. Murphy
                  L. Decker Dawson                Howell W. Pardue
                  Floyd B. Graham                 Tim C. Thompson

For information about each nominee, see "Directors and Executive Officers."

                        DIRECTORS AND EXECUTIVE OFFICERS

      The Board of Directors currently consists of three persons who are employees of the Company and three persons who are not employees of the Company (i.e., outside directors). Set forth below are the names, ages and positions of the Company's Directors and executive officers as of November 13, 1998.


                  NAME                              AGE                                   POSITION
                  ----                              ---                                   --------
         L. Decker Dawson                           78                               President, Director

         Floyd B. Graham                            70                           Executive Vice President, Director

         Howell W. Pardue                           62                           Executive Vice President, Director

         Christina W. Hagan                         43                         Vice President, Chief Financial Officer

         Edward L. Huff                             61                                  Vice President

         C. Ray Tobias                              41                                  Vice President

         Stephen C. Jumper                          37                                  Vice President

         Paula W. Henry                             41                                    Secretary

         Calvin J. Clements                         77                                    Director

         Matthew P. Murphy                          68                                    Director

         Tim C. Thompson                            64                                    Director

      The Board of Directors elects executive officers annually. Executive officers hold office until their successors are elected and have qualified.

      Set forth below are descriptions of the principal occupations during at least the past five years of the Company's directors and executive officers.

      L. Decker Dawson. Mr. Dawson founded the Company in 1952 and has served in his present positions since that time. Prior thereto, Mr. Dawson was a geophysicist with Republic Exploration Company, a geophysical company. Mr. Dawson served as President of the Society of Exploration Geophysicists (1989-1990) and received its Enterprise Award in 1997. He was Chairman of the board of Directors of the International Association of Geophysical Contractors
(1981). He currently serves as a director and honorary life member of such association. He was inducted into the Permian Basin Petroleum Museum's Hall of Fame in 1997.

      Floyd B. Graham. Mr. Graham joined the Company in 1974 and has served in his present positions since that time. Prior thereto, Mr. Graham was an independent geophysical consultant for 14 years, and prior thereto was a geophysicist for the predecessor of Exxon Company, U.S.A. for 10 years.

      Howell W. Pardue. Mr. Pardue joined the Company in 1975 and has served in his present positions since that time. Prior thereto, Mr. Pardue was employed in data processing for 17 years by Geosource, Inc. and its predecessor geophysical company.

      Christina W. Hagan. Ms. Hagan joined the Company in 1988, and was elected Chief Financial Officer in January 1997 and Vice President in September 1997. Prior thereto, Ms. Hagan served the Company as Controller and Treasurer. Ms. Hagan is a certified public accountant.

      Edward L. Huff. Mr. Huff joined the Company in 1956, and was elected Vice President in September 1997. Prior thereto, Mr. Huff served as instrument operator, crew manager and field supervisor. He has managed the Company's field operations since 1987.

      C. Ray Tobias. Mr. Tobias joined the Company in 1990, and was elected Vice President in September 1997. Mr. Tobias is responsible for maintaining client relationships and submitting survey cost quotations to client companies. He is presently serving on the Board of Directors of the International Association of Geophysical Contractors and is Past President of the Permian Basin Geophysical Society. Prior to joining the Company, Mr. Tobias was employed by Geo-Search Corporation where he was responsible for pricing and bidding geophysical work to major oil companies. Stephen C. Jumper. Mr. Jumper, a geophysicist, joined the Company in 1985, and was elected Vice President in September 1997. Mr. Jumper serves as manager of technical services with an emphasis on 3-D processing. Mr. Jumper has served the Permian Basin Geophysical Society as Second Vice President
(1991), First Vice President (1992), and as President (1993).

      Paula W. Henry. Ms. Henry joined the Company in 1981 and has served in her present position since 1989. Ms. Henry supervises administrative operations of the Company.

      Calvin J. Clements. Mr. Clements has served the Company as a director since 1972. Prior thereto and until his retirement in 1987, Mr. Clements was employed by the Company as vice president of the data acquisition operations.

      Matthew P. Murphy. Mr. Murphy has served the Company as a director since 1993. Until his retirement in 1991, Mr. Murphy served as an executive of NCNB Texas, now known as Nations Bank of Texas, N.A. (and predecessor banks), and from 1986 to 1991, Mr. Murphy served the bank as District Director-West Texas.

      Tim C. Thompson. Mr. Thompson has served the Company as director since 1995. Mr. Thompson, a management consultant since May 1993, was President and Chief Executive Officer of Production Technologies International, Inc. from November 1989 to May 1993.

                      MEETINGS AND COMMITTEES OF DIRECTORS

      During fiscal year ended September 30, 1998, six meetings of the Board of Directors were held which all of the respective members attended.

      The Audit Committee currently consists of Messrs. Clements, Murphy and Thompson, all of whom are non-employee directors. The functions of the Committee are to determine whether management has established internal controls which are sound, adequate and working effectively; to ascertain whether Company assets are verified and safeguarded; to review and approve external audits; to review audit fees and the appointment of independent public accountants; and to review non-audit services provided by the independent public accountants. The Committee met twice during fiscal year ended September 30, 1998. All members attended both meetings.

      The Compensation Committee currently consists of Messrs. Clements, Murphy and Thompson, all of whom are non-employee directors. The function of the Committee is to determine compensation for the officers of the Company that is competitive to enable the Company to motivate and retain the talent needed to lead and grow the Company's business. The Committee met twice during fiscal year ended September 30, 1998. All members attended both meetings.


                             MANAGEMENT COMPENSATION

      The compensation levels of the Company are believed to be competitive and in line with those of comparable companies and to align the interests of the Company's employees with those of its stockholders through potential stock ownership.


                           SUMMARY COMPENSATION TABLE

      The following table sets forth certain information concerning the annual and long-term compensation paid to or for (i) the Company's Chief Executive Officer during the fiscal year ended September 30, 1998, and (ii) those of the Company's four other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 in 1998 (collectively, the "Named Officers"), for services rendered to the Company during fiscal years 1996, 1997 and 1998.


                                                                                             LONG TERM
                                                                                           COMPENSATION
                                                                                         ----------------
                                                   ANNUAL COMPENSATION                        AWARDS
                                             -------------------------------------       ----------------
                                                                                            SECURITIES
                                                                                            UNDERLYING
                                 FISCAL                                OTHER ANNUAL           OPTIONS
NAME AND PRINCIPAL POSITION       YEAR         SALARY       BONUS(1)   COMPENSATION       (NO. OF SHARES)
---------------------------      ------      ----------    ---------   ------------       ---------------
L. Decker Dawson                  1998        $ 174,980    $    --        $    --                  --
President                         1997          119,892         --             --                  --
                                  1996           90,301         --             --                  --

Floyd B. Graham                   1998        $ 125,000    $14,078             --                  --
Executive Vice President          1997          121,538      5,840             --               5,000
                                  1996          120,000      7,588             --                  --

Howell W. Pardue                  1998        $ 125,000    $13,367             --                  --
Executive Vice President          1997          121,538      5,531             --               5,000
                                  1996          120,000      7,168             --                  --

Edward L. Huff(2)                 1998        $ 105,923    $11,394             --                  --
Vice President                    1997          102,302      4,603             --               5,000

Stephen C. Jumper(2)              1998        $ 105,923    $ 8,419             --                  --
Vice President                    1997          102,302      3,337             --               5,000

---------------

(1) Any bonus that might be paid for fiscal 1998 is not yet calculable and, in accordance with Securities and Exchange Commission regulations, will be reported in the proxy statement for the annual meeting of stockholders on January 11, 2000.

(2)  Messrs. Huff and Jumper were each elected Vice President in September 1997.

      The following table sets forth certain information with respect to the exercise of options to purchase Common Stock during the fiscal year ended September 30, 1998, and unexercised options held at September 30, 1998, by each of the named executive officers.


                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998
                        AND FISCAL YEAR-END OPTION VALUES



                                                                            NUMBER OF          VALUE OF
                                                                           UNEXERCISED        UNEXERCISED
                                                                           OPTIONS AT        IN-THE-MONEY
                                                                             9/30/98         OPTIONS AT
                                                                         ---------------    --------------
                                                                          EXERCISABLE/        9/30/98(1)
                                  SHARES ACQUIRED          VALUE          UNEXERCISABLE      EXERCISABLE/
      NAME                          ON EXERCISE          REALIZED        (NO. OF SHARES)     UNEXERCISABLE
-----------------                 ---------------        --------        ---------------     -------------
Floyd B. Graham                          --              $    --            1,250/3,750         $ --/$ --
Howell W. Pardue                         --                   --            1,250/3,750           --/  --
Edward L. Huff                           --                   --            1,250/3,750           --/  --
Stephen C. Jumper                        --                   --            1,250/3,750           --/  --

----------------

(1) The closing price per share on September 30, 1998, was $11.625 as reported by the Nasdaq National Market.

      Defined Benefit Plans and Other Arrangements. Long-term incentive compensation for senior executive officers is not a policy of the Company. Accordingly, no awards or payouts have been made. The Company has no retirement or pension plan except for its Employee Stock Purchase Plan and its 1991 Incentive Stock Option Plan, both of which are described below.

      Directors who are not also employees of the Company receive $1,000 per month and 500 shares of Common Stock per year for serving as directors.

COMPENSATION PLANS

      Stock Option Plan. The Dawson Geophysical Company 1991 Incentive Stock Option Plan (the "1991 Plan") provides that 150,000 shares of the Company's authorized but unissued Common Stock are reserved for issuance pursuant to the 1991 Plan and are subject to options granted to key employees during the ten-year period through January 8, 2001.

      An additional 500,000 shares will be reserved for issuance pursuant to a new proposed plan to be known as the Dawson Geophysical Company 2000 Incentive Stock Plan. The 2000 Plan will contain substantially the same terms as the predecessor plan except up to 100,000 of such shares may be awarded and issued as additional compensation to key employees, officers and non-employee members of the Board of Directors of the Company with or without payment therefor. The 2000 Plan will cover a ten-year period through January 12, 2009. All outstanding options under the original plan will not be affected by the proposed resolution. Options under the 2000 Plan will be granted at an exercise price equal to the market price of the stock on the date of grant. Each option that is granted will be exercisable after the period or periods specified in the option agreement, but prior to the expiration of five years after the date of grant. Commencing one year after date of grant, optionees may purchase up to one-fourth of the shares covered by a particular grant, and each option becomes exercisable with respect to an additional one-fourth of the shares covered in each of the next three years. As the 1991 Plan will expire in 2001 and options have been issued covering all shares reserved for such Plan, a resolution is proposed to the shareholders for approval of a 2000 Incentive Stock Plan.

      During fiscal 1998, no options to purchase shares of Common Stock were granted to employees of the Company under the 1991 Plan. During fiscal 1998, 10,650 shares of the Common Stock were issued pursuant to the exercise of options granted under the 1991 Plan. As of November 13, 1998, the total number of shares covered by outstanding options was 52,000.

      Stock Purchase Plan. On November 1, 1982, the Board of Directors of the Company adopted an Employee Stock Purchase Plan (the "Purchase Plan") effective January 1, 1983, in which eligible employees may elect to purchase, through payroll deductions, shares of the Company's Common Stock and thereby increase their proprietary interest in the Company. Pursuant to the Purchase Plan, the Company contributes one dollar (before Social Security and withholding taxes) for each dollar contributed by an eligible employee to purchase Common Stock for the employee's account up to 5% of the employee's annual salary. As of September 30, 1998, no named executive officers participated in the Purchase Plan. On a bi-weekly basis, the Company matches the participants' contributions and directs the purchase of shares of the Company's Common Stock. There are no vesting requirements for the participants. The Company contributed $198,863, $217,723 and $254,582 to the Purchase Plan during the fiscal years 1996, 1997 and 1998, respectively.

                       PROPOSED RESOLUTION TO APPROVE THE
              DAWSON GEOPHYSICAL COMPANY 2000 INCENTIVE STOCK PLAN

      In November 1998, the Board of Directors of the Company adopted the Dawson Geophysical Company 2000 Incentive Stock Plan. The effect of the plan is to extend the termination date of the existing stock option plan to January 12, 2009. The text of the plan is set forth in Exhibit A hereto.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS OF THE COMPANY VOTE FOR THE PROPOSED RESOLUTION.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF STOCK OF THE COMPANY ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE RESOLUTION.


                     BOARD REPORT ON EXECUTIVE COMPENSATION

      Compensation for executive officers is based on the principles that compensation must be competitive to enable the Company to motivate and retain the talent needed to lead and grow the Company's business, and to provide rewards which are closely linked to the Company and individual performance.

      Executive compensation is based on performance against a combination of financial and non-financial measures. In addition to business results, employees are expected to uphold a commitment to integrity, maximizing the development of each individual, and continually improving the environmental quality of its services and operations. In upholding these financial and non-financial objectives, executives not only contribute to their own success, but also help ensure that the business, employees, stockholders and communities in which we live and work will prosper.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Company's Compensation Committee makes recommendations regarding compensation subject to approval of the entire Board of Directors.

                                PERFORMANCE GRAPH

      The following graph compares the five-year cumulative total return of the Company's Common Stock as compared with the S&P 500 Stock Index and a peer group made up of companies in the Value-Line Oilfield Services Industry Index. The Oilfield Services Index consists of far larger companies that perform a variety of services as compared to land-based acquisition and processing of seismic data performed by the Company.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
             AMONG DAWSON GEOPHYSICAL COMPANY, THE S & P 500 INDEX
                                AND A PEER GROUP

                                    [GRAPH]

     * $100 INVESTED ON 9/30/93 IN STOCK OR INDEX -
       INCLUDING REINVESTMENT OF DIVIDENDS.
       FISCAL YEAR ENDING SEPTEMBER 30.

Research Data Group                            Peer Group Total Return Worksheet

     Dawson Geophysical Co (DWSN)

                                             CUMULATIVE TOTAL RETURN
                              --------------------------------------------------------
                               9/93      9/94      9/95      9/96      9/97      9/98
DAWSON GEOPHYSICAL COMPANY    100.00    151.43    137.14    100.00    275.71    132.86
PEER GROUP                    100.00     86.98    108.59    156.90    309.14    161.21
S & P 500                     100.00    103.69    134.53    161.89    227.37    247.93

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock, as of November 13, 1998, by each of the Company's Directors, by each of the Named Officers, by all executive officers and Directors of the Company as a group, and by each person known to the Company to be the beneficial owner of more than 5% of any class of the Company's outstanding Common Stock. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares listed.



                                                                      AMOUNT AND NATURE OF              PERCENT
TITLE OF CLASS        NAME OF BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP(1)          OF CLASS
--------------        ------------------------                        -----------------------          --------
Common Stock          L. Decker Dawson                                      485,992                      9.07%
Common Stock          Pebbleton Corporation N.V.                            394,900(2)                   7.37%
Common Stock          Wellington Management Company, LLP                    299,800(3)                   5.59%
Common Stock          Howell W. Pardue                                       75,500                      1.41%
Common Stock          Floyd B. Graham                                        60,425                      1.13%
Common Stock          Calvin J. Clements                                     51,626                         *
Common Stock          Stephen C. Jumper                                      22,302                         *
Common Stock          Christina W. Hagan                                     16,714                         *
Common Stock          Edward L. Huff                                         15,910                         *
Common Stock          C. Ray Tobias                                          15,519                         *
Common Stock          Tim C. Thompson                                         2,000                         *
Common Stock          Paula W. Henry                                          1,152                         *
Common Stock          Matthew P. Murphy                                         300                         *
Common Stock          Share ownership of directors and executive
                        officers as a group (11 persons)                    747,440                     13.94%

-----------------------

 *   Indicates less than 1% of the outstanding shares of Common Stock.

(1) Except as otherwise indicated, each shareholder shown in the table has sole voting and investment power with respect to all shares listed as beneficially owned by such shareholder.

(2) Pebbleton Corporation N.V. and its affiliate have filed with the Securities and Exchange Commission a Schedule 13D reporting beneficial ownership of such shares.

(3) Wellington Management Company, LLP ("WMC") is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended. As of June 30, 1998, WMC in its capacity as investment adviser, may be deemed to have beneficial ownership of 299,800 shares of common stock of Dawson Geophysical Company that are owned by numerous investment advisory clients, none of which is known to have such interest with respect to more than five percent of the class.

                      REPORTING OF SECURITIES TRANSACTIONS

     Ownership of and transactions in the Company's stock by executive officers and directors of the Company are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities and Exchange Act of 1934. All reporting requirements have been filed in a timely manner except as to all shares sold by the President of the Company in a public offering in 1997 which report has been subsequently filed.

           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected KPMG Peat Marwick LLP for appointment as independent public accountants for the Company for the fiscal year ending September 30, 1999, subject to ratification by the stockholders. KPMG Peat Marwick LLP served as independent public accountants for the Company for the fiscal year ended September 30, 1998, and representatives of that firm are expected to be present at the Annual Meeting of Stockholders. KPMG Peat Marwick LLP will have an opportunity to make a statement if they desire to do so and respond to appropriate questions.

                               NEXT ANNUAL MEETING

     The next Annual Meeting of the Company's stockholders is scheduled to be held on January 11, 2000. Appropriate proposals of stockholders intended to be presented at the 2000 Annual Meeting must be received by Ms. Paula W. Henry, Secretary, no later than August 18, 1999, in order to be included in the Company's Proxy Statement and form of Proxy relating to such meeting.

                                  OTHER MATTERS

     Management knows of no other business which will be presented at the Annual Meeting other than as explained herein.

     STOCKHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1998, BY WRITING TO THE SECRETARY, DAWSON GEOPHYSICAL COMPANY, 508 WEST WALL, SUITE 800, MIDLAND, TEXAS 79701.

                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            Paula W. Henry, Secretary

                           DAWSON GEOPHYSICAL COMPANY

                            2000 INCENTIVE STOCK PLAN

         Dawson Geophysical Company, a Texas corporation, with principal offices located in Midland, Midland County, Texas (the "Company") hereby adopts "DAWSON GEOPHYSICAL COMPANY 2000 INCENTIVE STOCK PLAN."

1.       PURPOSE

         This Employee Incentive Stock Plan (the "Plan") is intended as an incentive and to encourage stock ownership by certain officers and key executive employees of Dawson Geophysical Company or of its subsidiary companies as that term is defined in Article 3 below (the "Subsidiaries"), so that they may acquire or increase their proprietary interest in the success of the Company and Subsidiaries and to encourage them to remain in the employ of the Company or of the Subsidiaries. It is further intended that options issued pursuant to this Plan shall constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as now or hereafter amended (the "Code"), except as to those awards made pursuant to Article 11 of the Plan.

2.       ADMINISTRATION

         The Plan shall be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than three members of the Company's Board of Directors. The Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairman and shall hold meetings at such times and places as it may determine. A majority of the Committee at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee shall be the valid acts of the Committee. No director while a member of the Committee shall be eligible to receive an option under the Plan. The Committee shall from time to time at its discretion make recommendations to the Board of Directors with respect to the key executive employees who shall be granted options and the amount of stock to be optioned to each. All members of the Committee and majority of directors of the Company shall be disinterested persons (as that term is hereinafter defined) for purposes of administering the Plan and determining the employees and amount of stock to be optioned to each. The term "disinterested person" for purposes of the Plan shall mean an administrator of a Plan who is not at the time he or she exercises discretion in administering the Plan eligible and has not at any time within one year prior thereto been eligible for selection as a person to whom stock options may be granted pursuant to the Plan.

         The interpretation and construction by the Committee of any provisions of the Plan or any option granted under it shall be final unless otherwise determined by the Board of Directors. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

3.       ELIGIBILITY

         The persons who shall be eligible to receive options shall be such executive and key employees (including officers, whether or not they are directors) of the Company or its Subsidiaries existing from time to time as the Board of Directors shall elect from time to time from among those nominated by the Committee. An optionee may hold more than one option but only on the terms and subject to the restrictions hereinafter set forth. No person shall be eligible to receive an option for a larger number of shares than is recommended for him or her by the Committee. No person owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its parent or subsidiary, shall be eligible to receive an incentive stock option unless the option price is at least one hundred ten percent (110%) of the fair market value of the optioned stock (as to which see paragraph 5 below).

4.       STOCK

         The stock subject to the options shall be shares of the Company's authorized but unissued or reacquired $0.33 1/3 par value per share common stock hereinafter sometimes called the "Stock." The aggregate number of shares which may be issued under options shall not exceed 500,000 shares of Stock. The limitations established by the preceding sentence shall be subject to adjustment as provided in Article 5(h) of the Plan.

         If any outstanding option under the Plan for any reason expires or is terminated, the shares of the Stock allocable to the unexercised portion of such option may again be subjected to an option under the Plan.

         The aggregate fair market value (determined at the time the option is granted) of the Stock with respect to which options are exercisable for the first time by any person eligible hereunder during any calendar year under this Plan and any other plan qualifying under Section 422 of the Code which is maintained by the Company, its Parent and/or its Subsidiaries shall not exceed $100,000.

5.       TERMS AND CONDITIONS OF OPTIONS

         Stock options granted pursuant to the Plan shall be authorized by the Board of Directors and shall be evidenced by agreements in such form as the Committee shall from time to time recommend and the Board of Directors shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

         (a) Optionee's Agreement. Each optionee shall agree to remain in the employ of and to render to the Company or Subsidiaries his or her services for a period of five years from the date of the option, but such agreement shall not impose upon the Company or Subsidiaries any obligation to retain the optionee in their employ for any period.

         (b) Number of Shares. Each option shall state the number of shares to which it pertains.

         (c) Option Price. Each option shall state the option price, which shall be not less than 100% of the fair market value of the shares of Stock of the Company on the date of the granting of the option (110% in the case of an over 10% shareholder, as to which see paragraph 3 above). The fair market value per share shall be deemed to be the mean between the highest price and the lowest price of which the Stock shall have been sold, regular way, in the over-the-counter market or other applicable market on the day the option is granted; or if no sale of the Company's Stock shall have been made on any stock exchange on that day, on the next preceding day on which there was a sale of such Stock.

         (d) Medium and Time of Payment. The option price shall be payable in United States dollars upon the exercise of the option and may be paid in cash or by check or payment may be made with Stock of the Company.

         (e) Term and Exercise of Options. Subject to other terms and provisions herein contained, during the term of an option the shares with respect to which that option may be exercised shall become exercisable to the extent of 25% of the shares optioned on each of the four anniversaries of the date of grant. Subject to the foregoing, each option shall be exercisable in whole or in part at any time and from time to time during its term. Not less than one thousand (1,000) shares may be purchased at any one time unless the number purchased is the total number at the time purchasable under the option. During the lifetime of the optionee, the option shall be exercisable only by him or her and shall not be assignable or transferable by him or her and no other person shall acquire any rights therein. An option granted under the Plan must be exercised by the earlier of (a) five years from the date of the grant, or (b) the applicable time limit specified in paragraphs
         (f) and (g) of this Section 5. Any option not exercised within the applicable aforementioned time period shall automatically terminate at the expiration of such period.

         (f) Termination of Employment Except Death. If an optionee shall cease to be employed by the Company or Subsidiaries for any reason, other than his or her death, and no longer shall be in the employ of any of them, such optionee shall have the right to exercise the option at any time within three months after such termination of employment (one year if the optionee is disabled within the meaning of Section 22(e)(3) of the Code) to the extent his or her right to exercise such option had not previously been exercised at the date of such termination. Whether authorized leave of absence or absence for military or governmental service shall constitute termination of employment, for the purposes of the Plan, shall be determined by the Committee, which determination, unless overruled by the Board of Directors, shall be final and conclusive.

         (g) Death of Optionee and Transfer of Option. If the optionee shall die while in the employ of the Company or a Subsidiary or within a period of three months after the termination of his or her employment with the Company and all Subsidiaries and shall not have fully exercised the option, an option may be exercised, subject to the condition that no option shall be exercisable after the expiration of one year from the date it is granted to the extent that the optionee's right to exercise such option had accrued pursuant to Article 5(3) of the Plan at the time of his or her death and had not previously been exercised, at any time within one year after the optionee's death, by the executors or administrators of the optionee or by any person or persons who shall have acquired the option directly from the optionee by bequest or inheritance.

         No option shall be transferable by the optionee otherwise than by will or the laws of descent and distribution.

         (h) Recapitalization. Subject to any required action by the stockholders, the number of shares of Stock covered by each outstanding option and the price per share thereof in each such option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock of the Company resulting from a subdivision or consolidation of shares or the payment of a stock dividend (but only on the Stock) or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company.

         Subject to any required action by the stockholders, if the Company shall be the surviving company in any merger or consolidation, each outstanding option shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the option would have been entitled. A dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving company shall cause each outstanding option to terminate, provided that each optionee shall, in such event, have the right immediately prior to such dissolution or liquidation or merger or consolidation in which the Company is not the surviving company to exercise his or her option in whole or in part.

         Upon a change in the Stock of the Company as presently constituted which is limited to a change of all its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan.

         To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each option continues to qualify as an incentive stock option within the meaning of Section 422 of the Code.

         Except as hereinbefore expressly provided in this Article 5(h), the optionee shall have no rights by reason of any subdivisions or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another company, and any issue by the Company of share of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to the option.

         The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

         (i) Rights as a Stockholder. An optionee or a transferee of an option shall have no rights as a stockholder with respect to any shares covered by his or her option until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article 5(g) hereof.

         (j) Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Board of Directors may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised) and authorize the granting of new options in substitution therefor (to the extent not theretofore exercised). The Board of Directors shall not, however, modify any outstanding options so as to specify a lower price or accept the surrender of outstanding options and authorize the granting of new options in substitution therefor specifying a lower price. Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the optionee, alter or impair any rights or obligations under any option theretofore granted under the Plan.

         (k) Investment Purpose. Each option under the Plan shall be granted on the condition that the purchases of Stock thereunder shall be for investment purposes and not with a view to resale or distribution except that if the Stock subject to such option or distribution is registered under the Securities Act of 1933, as amended, or if a resale of such stock without such registration would otherwise be permissible, such condition shall be inoperative if in the opinion of counsel for the Company such condition is not required under the Securities Act of 1933 or any other applicable law, regulation, or rule of any governmental agency.

         (l) Other Provisions. The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Committee and the Board of Directors of the Company shall deem advisable. Any such option agreement shall contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an "incentive stock option" as defined in Section 422 of the Code or to conform to any change in the law.

6.       TERM OF PLAN

         Options may be granted pursuant to the Plan from time to time within a period of ten years from the date the Plan is adopted, or the date the Plan is approved by the stockholders, whichever is earlier.

7.       INDEMNIFICATION OF COMMITTEE

         In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

8.       AMENDMENT OF THE PLAN

         The Board of Directors of the Company may, insofar as permitted by law, from time to time, with respect to any shares at the time not subject to options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of the stockholders no such revision or amendment shall change the number of shares subject to the Plan, change the designation of the class of employees eligible to receive options, decrease the price at which options may be granted, remove the administration of the Plan from the Committee, or render any member of the Committee eligible to receive an option under the Plan while serving thereon. Furthermore, the Plan may not, without the approval of the stockholders, be amended in any manner that will cause options issued under it to fail to meet the requirements of incentive stock options as defined in Section 422 of the Code, except as to those shares awarded under Article 11 of this Plan.

9.       APPLICATION OF FUNDS

         The proceeds received by the Company from the sale of Stock pursuant to options will be used for general corporate purposes.

10.      NO OBLIGATION TO EXERCISE OPTION

         The granting of an option shall impose no obligation upon the optionee to exercise such option.

11.      STOCK AWARDS

         The Committee may award to officers, directors and employees of the Company shares of capital stock out of the 500,000 shares of Stock provided for in Article 4 of the Plan for the purpose of additional compensation for outstanding achievement and to encourage ownership of the Stock. These awards, in the discretion of the Committee, may be made with or without payment therefor by any officer, director or employee to whom such capital stock is made under such terms and conditions as the Committee may in its sole discretion provide. Such awards shall not constitute incentive stock options within the meaning of
Section 422 of the Code and shall be limited to up to 50,000 shares of Stock of the 500,000 shares of Stock provided for under Article 4 of the Plan. Any shares not awarded under this Article 11 of the Plan may be the subject of incentive stock options under the Plan.

12.      EFFECTIVE DATE

         Adoption of this Plan and shareholders' approval shall be effective January 12, 1999.

                                     PROXY


                                  PLEASE SIGN

                                   AND RETURN

                                   PROMPTLY.

                                 ANNUAL MEETING

                                JANUARY 12, 1999

                                   10:00 A.M.

                           PETROLEUM CLUB OF MIDLAND

                        501 WEST WALL, MIDLAND, TX 79701


                           THIS PROXY IS SOLICITED BY
                             THE BOARD OF DIRECTORS
                                 OF THE COMPANY

                         Please return this proxy card

                      which requires no postage if mailed

                                 in the U.S.A.


                       DAWSON GEOPHYSICAL COMPANY [LOGO]

The undersigned stockholder of Dawson Geophysical Company hereby appoints L. Decker Dawson, Floyd B. Graham, and Matthew P. Murphy or any one or more of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to vote all the shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held January 12, 1999, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present and voting thereat, (A) as instructed below with respect to the following matters and (B) in their discretion upon other matters which properly come before the meeting. UNLESS A CONTRARY INSTRUCTION IS SPECIFIED BELOW, THIS PROXY WILL BE VOTED FOR ALL ITEMS.


1.   Election of Directors:
     [ ] FOR all nominees listed below (except as marked to the contrary below)
     [ ] WITHHOLD AUTHORITY to vote for all nominees listed below
         Calvin J. Clements, L. Decker Dawson, Floyd B. Graham, Matthew P. Murphy, Howell W. Pardue and
         Tim C. Thompson.  (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below):
2.   Proposal to approve the Dawson Geophysical Company 2000 Incentive Stock Plan.
     [ ] For   [ ] Against
3.   Proposal to ratify the selection of KPMG Peat Marwick LLP as independent public accountants of the
     Company for the fiscal year ended September 30, 1999.
     [ ] For   [ ] Against

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement
of the Company dated November 13, 1998.

Please date and sign exactly as name appears on this proxy.  Joint owners should each sign.  If the signer is a corporation, please sign full corporate name by duly authorized officer.  Executors, administrators, trustees, etc., should give full title as such.


                                                                            Dated
                                                                                 ------------------------------

                                                                                 ------------------------------

                                                                                 ------------------------------
                                                                                    (Signature of Stockholder)


[ ]  Approved

[ ]  Approved with indicated Corrections

[ ]  Show Revised proof


------------------------------------------
            Signature
NOTE: Customer assumes all responsibility when proof has been submitted for his approval.

PLEASE RETURN ORIGINAL
 COPY WITH THIS PROOF